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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - April 15, 2002


                               NEWMARK HOMES CORP.
                (Name of Registrant as specified in its charter)


         DELAWARE                          000-23677            76-0460831
(State or other jurisdiction       (Commission File Number)  (I.R.S. Employer
of incorporation or organization)                           Identification No.)



                            1200 SOLDIERS FIELD DRIVE
                             SUGAR LAND, TEXAS 77479
              (Address of Registrants principal executive offices)

                                 (281) 243-0100
               (Registrants telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On April 15, 2002, Newmark Homes Corp. (the "Company") completed the sale of Westbrooke Acquisition Corp. to Standard Pacific Corp. for $41 million in cash, subject to adjustments for changes in stockholder equity from December 31, 2001 through the closing date, and the satisfaction of debt, including intercompany liabilities.

             Westbrooke Acquisition Corp. and its subsidiaries build houses in South Florida under the name of "Westbrooke Homes". For the year ended December 31, 2001, the Westbrooke entities had combined revenues of $206 million and delivered 919 homes.

             Copies of the Stock Purchase Agreement and the Amendment to the Stock Purchase Agreement are filed as Exhibits 2.1 and 2.2, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b) Pro Forma Financial Information

             The following unaudited pro forma consolidated financial statements give effect to the sale of Westbrooke Acquisition Corp. and its subsidiaries as if it occurred on December 31, 2001. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results which would have actually been obtained had the sale transaction been consummated on such date. In management's opinion, all adjustments necessary to reflect the effect of this transaction have been made. The pro forma consolidated financial statements should be read in conjunction with the Notes to the Pro Forma Consolidated Financial Statements included herein, as well as the Company's historical Financial Statements and Notes thereto filed with its 2001 Annual Report on Form 10-K.


                                       2
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Newmark Homes Corp. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Financial Condition
December 31, 2001
(in thousands)

                                                                Pro Forma
                                                December 31,  Adjustments for
                                                  2001 as       the Sale of    December 31, 2001
                                                 Reported       Westbrooke         Pro Forma
                                               ------------  ----------------  -----------------
ASSETS
Cash and cash equivalents                        $  24,822    $  (1,344)(a)       $  23,478
Receivables                                          2,289       (2,289)(b)              --
Inventory                                          252,773      (90,540)(b)         162,233
Property, premises and equipment, net                7,985       (2,765)(b)           5,220
Other assets                                         7,640       (5,748)(b)           1,892
Goodwill, net                                       43,814       (3,840)(b)          39,974
                                                 ---------    ---------           ---------
Total assets                                     $ 339,323    $(106,526)          $ 232,797
                                                 =========    =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities         $  26,250    $ (10,377)(b)       $  15,873
Customer deposits                                   11,351       (7,671)(b)           3,680
Consolidated land bank obligations                  13,122      (13,122)(b)              --
Construction loans payable                         121,658      (73,420)(c)          48,238
Acquisition notes payable                            7,370       (1,936)(b)           5,434
Other liabilities                                    5,661           --(b)            5,661
                                                 ---------    ---------           ---------
Total liabilities                                  185,412     (106,526)             78,886

Minority interest in consolidated subsidiaries          99           --                  99

Stockholders' Equity:
 Common stock                                          115           --                 115
 Additional paid-in-capital                        106,855           --             106,855
 Retained earnings                                  46,842           --              46,842
                                                 ---------    ---------           ---------
Total stockholders' equity                         153,812           --             153,812
                                                 ---------    ---------           ---------
Total liabilities and stockholders' equity       $ 339,323    $(106,526)          $ 232,797
                                                 =========    =========           =========


 See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                                       3
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Newmark Homes Corp. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Income
Year Ended December 31, 2001
(in thousands)

                                                                Pro Forma       Year Ended
                                               Year Ended     Adjustments for   December 31,
                                            December 31, 2001   the Sale of        2001
                                               as Reported     Westbrooke(d)     Pro Forma
                                            ----------------- ---------------  -------------
Revenues                                       $    629,949    $   (205,661)   $    424,288
Cost of sales                                       515,700        (177,179)        338,521
                                               ------------    ------------    ------------
Gross profit                                        114,249         (28,482)         85,767
Equity in earnings from unconsolidated
 subsidiaries                                         1,182              --           1,182
Selling, general and administrative expenses        (69,288)         16,754         (52,534)
Merger and related expenses                            (779)             --            (779)
Depreciation and amortization                        (5,349)          2,957          (2,392)
                                               ------------    ------------    ------------
Operating income                                     40,015          (8,771)         31,244
Other income (expense):
 Interest expense                                    (1,116)             29          (1,087)
 Other income, net                                     (190)         (1,376)         (1,566)
                                               ------------    ------------    ------------
Income before income taxes                           38,709         (10,118)         28,591
Income taxes                                         13,996          (3,846)         10,150
                                               ------------    ------------    ------------
Net income                                     $     24,713    $     (6,272)   $     18,441
                                               ============    ============    ============

Earnings per common share:
 Basic and diluted                             $       2.15                    $       1.60
                                               ============                    ============

Weighted average number of shares
of common stock equivalents outstanding:
   Basic and diluted                             11,500,000                      11,500,000


See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                                       4
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                      Newmark Homes Corp. and Subsidiaries
        Notes to Pro Forma Consolidated Financial Statements (Unaudited)
                                December 31, 2001
                                 (in thousands)

        On April 15, 2002, the Company completed the sale of Westbrooke Acquisition Corp. to Standard Pacific Corp. for a sales price of $41,000 subject to certain adjustments for the period December 31, 2001 through the closing date and the satisfaction of debt, including intercompany liabilities. The pro forma adjustments to the Pro Forma Consolidated Financial Statements as of December 31, 2001 are as follows:

    (a) To record the disposal of Westbrooke cash assets net of intercompany liabilities owed to the Company.

    (b) To record the disposal of Westbrooke assets and liabilities as a result of the sale transaction.

    (c) To record the effect on construction loans payable as a result of the sale transaction:

        Paydown of construction loan with sale proceeds, net of estimated certain adjustments $(39,190) Construction loans assumed in sale (34,230) Total Paydown of Construction Loans $(73,420)

    (d) Reflects the Consolidated Statement of Income for Westbrooke Acquisition Corp. and Subsidiaries for the year ended December 31, 2001.


                                       5
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    (c) Exhibits

        2.1 Stock Purchase Agreement dated April 6, 2002, between the Company and Standard Pacific Corp.

        2.2 Amendment to Stock Purchase Agreement dated April 12, 2002, between the Company and Standard Pacific Corp.

        99.1 Newmark Homes Corp. press release, dated April 8, 2002, announcing the signing of a definitive agreement to sell Westbrooke Acquisition Corp.

        99.2 Newmark Homes Corp. press release, dated April 15, 2002, announcing the closing of the Westbrooke Acquisition Corp. sale.


                                       6
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEWMARK HOMES CORP., a Delaware
                                        corporation.


Date:  April 29, 2002                   By: /s/ Terry C. White
                                            -----------------------------------
                                            Terry C. White
                                            Senior Vice President and Secretary


                                       7
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                                  EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
------    -----------
2.1       Stock Purchase Agreement dated April 6, 2002, between the Company and
          Standard Pacific Corp.

2.2 Amendment to Stock Purchase Agreement dated April 12, 2002, between the Company and Standard Pacific Corp.

99.1 Newmark Homes Corp. press release, dated April 8, 2002, announcing the signing of a definitive agreement to sell Westbrooke Acquisition Corp.

99.2 Newmark Homes Corp. press release, dated April 15, 2002, announcing the closing of the Westbrooke Acquisition Corp. sale.